                                                                   Exhibit g(iv)

                                                                   P.O. Box 1713
                                                           Boston, MA 02105-1713

[STATE STREET BANK AND TRUST COMPANY LOGO GRAPHIC APPEARS HERE]
STATE STREET
SERVING INSTITUTIONAL INVESTORS WORLDWIDE/TM/

Alfred A. Bingham III
CIGNA Funds
900 Cottage Grove Road, S - 217 Bloomfield, CT 06002

Re:  PRICE SOURCE AUTHORIZATION

Reference is made to the Custodian Agreements listed on the attached "Schedule A" (the Fund") and State Street Bank and Trust Company ("State Street"). Pursuant to the Custodian Agreement, the Fund has directed State Street to calculate the net asset value of the Fund in accordance with the terms of the Fund's currently effective prospectus.

The Fund hereby authorizes State Street to use the pricing sources specified on the attached form(s) as sources for securities' prices in calculating the net asset value of the Fund. The Fund further agrees that State Street shall have no liability for the incorrect data provided by the Fund's choice of pricing sources, except as may arise from State Street's lack of reasonable care in:

o   performing agreed upon tolerance checks as to the data furnished,

o calculating the net asset value of the Fund in accordance with the data furnished to State Street, and

o   State Street's performance of the agreed upon tolerance checks.

Kindly acknowledge the Fund's acceptance of the terms of this letter in the space provided below.

                                            Sincerely,

                                            STATE STREET BANK AND TRUST COMPANY

                                            By:  /s/ JAMES M. CAMERON
                                               ---------------------------------
                                                   Vice President

                                            Date:  2-1-99
                                                 -------------------------------

                                            The foregoing terms are hereby
                                            accepted.

                                            Cigna Variable Products Group
                                            Cigna High Income Shares
                                            INA Investment Securities, Inc.
                                            Cigna Institutional Funds Group
                                            Cigna Funds Group


                                            By:   /s/  Alfred A. Bingham III
                                               ---------------------------------

                                            Title:  Vice President And Treasurer
                                                  ------------------------------

                                            Date:  3/19/99
                                                 -------------------------------

                                         STATE STREET BANK - MUTUAL FUNDS

                                            PRICE SOURCE AUTHORIZATION
                                            --------------------------



FUND:  CIGNA                                                                SIGNATURE:   /S/  ALFRED A. BINGHAM III
     ---------------------------------                                                ----------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                --------- ---------- ---- -------- ------- ------ ---------- --------- ----------- ---------- --------- ------------
     SECURITY     BRIDGE    BRIDGE                                  OPTIONS    PRICE       (3)         (2)       (1)        (1)
      TYPE         NYSE     NASDAQ                                 REPORTING AUTHORITY   MANUAL       BACK-UP             TOLERANCE
                   AMEX      BID     MEAN   LS/BID LS/MEAN BRIDGE    LS BID   LS/MEAN    QUOTES       SOURCE    INDEX    PERCENTAGE
                --------- ---------- ---- -------- ------- ------ ---------- --------- ----------- ---------- --------- ------------

I.   LISTED       Bridge                      X                                          Client    Bloomberg   S&P 500       5%
     EQUITIES
                --------- ---------- ---- -------- ------- ------ ---------- --------- ----------- ---------- --------- -----------

II.  OTC          Bridge                      X                                          Client    Bloomberg   S&P 500       5%
     EQUITIES
                --------- ---------- ---- -------- ------- ------ ---------- --------- ----------- ---------- --------- -----------

III. FOREIGN      Bridge                      X                                          Client     Reuters   E.A.F.E.       5%
     EQUITIES
                --------- ---------- ---- -------- ------- ------ ---------- --------- ----------- ---------- --------- -----------

IV.  EQUITY
     OPTIONS
                --------- ---------- ---- -------- ------- ------ ---------- --------- ----------- ---------- --------- -----------

V.   FUTURES                                                                             Broker    Bloomberg   S&P 500       5%

                --------- ---------- ---- -------- ------- ------ ---------- --------- ----------- ---------- --------- -----------
------------------------------------------------------------------------------------------------------------------------------------

INSTRUCTIONS: For each security type, ALLOWED by the Fund prospectus, please
                                      -------
indicate the primary price source and a back-up source to be used in calculating Net Asset Value for the Fund identified above. Also, please indicate a published market index and tolerance range (in terms of percent) to be used for reasonability testing. If you do not wish to use a published index please indicate N/A but do not leave blank.

(1)*INDEX/TOLERANCE CHECK: The price movement for a particular security is compared to the index movement. If the security price movement exceeds the index movement by more than the percentage authorized on this form, then the security price will be verified using the back-up source authorized. The index and tolerance information authorized here will be the basis for this reasonability test.

(2) BACK-UP SOURCE: The following sources are available for back-up, price verification and historical price and yield information: Bloomberg, Reuters, and Telerate. Please do not leave blank.

(3) MANUAL QUOTES AND PRIVATE PLACEMENTS: Please specify the source for private placements or manual quotes as necessary. See page 3 to list additional information if needed.

                                         STATE STREET BANK - MUTUAL FUNDS

                                            PRICE SOURCE AUTHORIZATION
                                            --------------------------


------------------------------------------------------------------------------------------------------------------------------------
                       ----------- ------ ----- ------- ------ ------------ ---- ------ ----- ------- ------------ ------ ----------
          SECURITY       MERRILL
          TYPE            LYNCH    BRIDGE
                        SECURITIES FIXED         MULLER         INTERACTIVE             FRI    (3)    (2)          (1)     (1)
                         PRICING   INCOME         DATA              DATA                CORP. MANUAL  BACK-UP             TOLERANCE
                         SERVICE           BID    MEAN   BID        CORP    MEAN  BID         QUOTES  QUOTES       INDEX  PERCENTAGE
                       ----------- ------ ----- ------- ------ ------------ ---- ------ ----- ------- ------------ ------ ----------
VI.   LISTED BONDS                                                                             Client Bridge Fixed  USTB      3%
      IS LAST SALE                                                                                    Fixed
      REQUIRED                                                                                        Income/
      WHEN                  X         X                                                               Client
      AVAILABLE
      YES
         -----
      NO   X
         -----
                       ----------- ------ ----- ------- ------ ------------ ---- ------ ----- ------- ------------ ------ ----------
VII.  CORPORATE                                                                                Client Bridge Fixed  USTB      3%
         BONDS              X         X                                                               Income/
                                                                                                      Client
                       ----------- ------ ----- ------- ------ ------------ ---- ------ ----- ------- ------------ ------ ----------
VIII. U.S.                                                                                     Client Bridge Fixed  USTB      3%
      GOVERNMENT                                                                                      Income/
      OBLIGATIONS           X         X                                                               Client
                       ----------- ------ ----- ------- ------ ------------ ---- ------ ----- ------- ------------ ------ ----------
IX.   MORTGAGE                                                                                 Client Bridge Fixed  USTB      3%
      BACKED                X                                                                         Income/
      SECURITIES                                                                                      Client
                       ----------- ------ ----- ------- ------ ------------ ---- ------ ----- ------- ------------ ------ ----------
X.    MUNICIPAL BONDS                                                                          Client Bridge Fixed  USTB      3%
                            X                                                                         Income/
                                                                                                      Client
                       ----------- ------ ----- ------- ------ ------------ ---- ------ ----- ------- ------------ ------ ----------
XI.   FIXED INCOME                                                                             Client Bridge Fixed  USTB      3%
      OPTIONS               X                                                                         Income/
                                                                                                      Client
                       ----------- ------ ----- ------- ------ ------------ ---- ------ ----- ------- ------------ ------ ----------
XII.  FOREIGN BONDS

                       ----------- ------ ----- ------- ------ ------------ ---- ------ ----- ------- ------------ ------ ----------
------------------------------------------------------------------------------------------------------------------------------------


                                         STATE STREET BANK - MUTUAL FUNDS

                                            PRICE SOURCE AUTHORIZATION
                                            --------------------------


XIII.    Private Placements and Other Manual Quotes Information


===================================================================================================================================
SECURITY TYPE                  ADVISOR                 BROKER              OTHER             ADDITIONAL INFORMATION:
                                                                                             CONTACT NAME, TELEPHONE NUMBER
------------------------------ ----------------------- ------------------- ----------------- --------------------------------------



------------------------------ ----------------------- ------------------- ----------------- --------------------------------------


------------------------------ ----------------------- ------------------- ----------------- --------------------------------------


------------------------------ ----------------------- ------------------- ----------------- --------------------------------------



------------------------------ ----------------------- ------------------- ----------------- --------------------------------------


------------------------------ ----------------------- ------------------- ----------------- --------------------------------------


------------------------------ ----------------------- ------------------- ----------------- --------------------------------------


------------------------------ ----------------------- ------------------- ----------------- --------------------------------------


------------------------------ ----------------------- ------------------- ----------------- --------------------------------------


------------------------------ ----------------------- ------------------- ----------------- --------------------------------------


------------------------------ ----------------------- ------------------- ----------------- --------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------




INSTRUCTIONS: For all security types which require manual quotes, please list the source of the quotes and any additional information needed to obtain these quotes.

                                  SCHEDULE "A"


CONTRACT                                                       DATE
--------                                                       ----
Cigna Variable Products Group                                  Apr. 15, 1988

Cigna High Income Shares                                       Mar. 31, 1988

INA Investment Securities, Inc.                                Feb. 22, 1988

Cigna Institutional Funds Group                                Jan.  5, 1993

Cigna Funds Group                                              Feb. 22, 1988